SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 30, 2006

SRKP 7, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-51476	20-2903526
(Commission File Number)	(I.R.S. Employer Identification No.)

248 Route 25A, No. 2, East Setauket, New York	11733
(Address of Principal Executive Offices)	(Zip Code)

631-942-7959

(Registrant’s Telephone Number, Including Area Code)

1900 Avenue of the Stars, Los Angeles, CA 90067

(Former Name or Former Address, if Changed Since Last Report)

Item 2.01 Completion of Acquisition or Disposition of Assets

On June 30, 2006, pursuant to a Share Exchange Agreement dated as of June 8, 2006 (the “Share Exchange Agreement”) by and among SRKP 7, Inc. (the “Company”), John S. Kovach (“Seller”) and Lixte Biotechnology, Inc. (“Lixte”), the Company issued 19,021,786 shares of its common stock in exchange for all of the issued and outstanding shares of Lixte (the “Exchange” or the “Reverse Merger”). Pursuant to the terms of the Share Exchange Agreement, there will be approximately 27,527,341 shares of common stock issued and outstanding after giving effect to the Exchange and the maximum amount of the private placement as further described herein under Item 5.01.

As a result of the Exchange, Lixte became a wholly owned subsidiary of the Company. Item 5.01 of this Current Report on Form 8-K, is incorporated by reference into this Item 2.01.

Item 3.02 Unregistered Sales of Equity Securities

As described in Item 2.01 of this Current Report on Form 8-K, on June 30, 2006, the Company issued 19,021,786 shares of its common stock to Seller in exchange for all of the issued and outstanding shares of Lixte. Concurrently with the closing of the Exchange, the Company sold an aggregate of 1,973,871 shares of its Common Stock to 26 accredited investors in a private placement (the “Private “Placement”) at a per share price of $.333 resulting in aggregate gross proceeds to the Company of $657,299. The Company paid to WestPark Capital, Inc. as placement agent, a commission of 10% and a nonaccountable fee of 4% on the gross proceeds of the Private Placement and issued five year warrants to purchase common stock equal to (a) 10% of the number of shares sold in the Private Placement exercisable at $0.333 per share and (b) an additional 2% of the number of shares sold in the Private Placement also exercisable at $0.333 per share. The Company anticipates that there will be additional closings for the Private Placement up to a maximum of $1,500,000.

The securities were issued by the Company in the Exchange and the Private Placement in reliance upon an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended and Regulation D promulgated thereunder.

Item 5.01. Changes in Control of Registrant

The Share Exchange

On June 30, 2006, the Company issued 19,021,786 shares of its common stock in exchange for all of the issued and outstanding shares of Lixte. As a result of the Exchange and Reverse Merger, Lixte became a wholly owned subsidiary of the Company. The Exchange occurred pursuant to the Share Exchange Agreement.

Immediately prior to the Exchange and Reverse Merger, the Company had 4,005,556 outstanding shares of common stock and no outstanding shares of preferred stock. The Company’s Certificate of Incorporation provides for authorized capital of 110,000,000 shares of which one hundred million (100,000,000) shares are $0.0001 par value common stock and ten million (10,000,000) shares are $0.0001 par value preferred stock.

Pursuant to the Exchange, the Company issued to the Seller 19,021,786 shares. Therefore, the total issued and outstanding shares of the Company’s common stock equals 25,001,213 shares after giving effect to the Exchange and the shares issued in the initial closing of the Private Placement.

As a result of the Exchange and the shares issued in the initial Private Placement, (i) the stockholders of the Company immediately prior to the Exchange own 4,005,556 shares, or approximately 16.02% of the issued and outstanding shares of the Company’s common stock, and (ii) the Company is now controlled by the former stockholder of Lixte.

The Share Exchange Agreement was determined through arms’-length negotiations between the Company, the Seller and Lixte. In connection with the Exchange, the Company paid WestPark Capital, Inc. a cash fee of $45,000.

Change of Executive Officers and Directors

Immediately following the completion of the Exchange, all of the existing members of the Company’s board of directors and all of its executive officers resigned and new appointees were elected to the Company’s board of directors as set forth below.

On June 13, 2006, the Company filed with the Securities and Exchange Commission an Information Statement pursuant to Section 14(f) of the Securities Exchange Act of 1934 and Rule 14f-1 thereunder regarding the following change in the Company’s Board of Directors in accordance with the terms of the Share Exchange Agreement.

Information regarding the Company’s directors and executive officers is set forth below. If any director or executive officer listed below is unable to serve, the directors will appoint a successor. Each director serves until his successor is elected at the annual meeting of stockholders or until his earlier death, resignation or removal and each executive officer serves at the pleasure of the Board of Directors.

Name	Age	Position
Dr. John S. Kovach	69	President, Director
Dr. Philip F. Palmedo	72	Director

We intend to add at least one more independent director as soon as possible.

Dr. John S. Kovach, age 69, founded Lixte in August, 2005 and is its President and a member of the Board of Directors. He received a BA (cum laude) from Princeton University and an MD (AOA) from the College of Physicians & Surgeons, Columbia University. Dr. Kovach trained in Internal Medicine and Hematology at Presbyterian Hospital, Columbia University and spent six years in the laboratory of Chemical Biology, National Institute of Arthritis and Metabolic diseases studying control of gene expression in bacterial systems.

Dr. Kovach was recruited to Stony Brook University in 2000 to found the Long Island Cancer Center (now named the Stony Brook University Cancer Center). He is presently Chair, Department of Preventive Medicine, Stony Brook University, Stony Brook, New York. From 1994 to 2000, Dr. Kovach was Executive Vice President for Medical and Scientific Affairs, City of Hope National Medical Center in Los Angeles, California. His responsibilities included oversight of all basic and clinical research initiatives at the City of Hope. During that time he was also Director of the Beckman Research Center at City of Hope and a member of the Arnold and Mabel Beckman Scientific Advisory Board in Newport Beach, California.

From 1976 to 1994, Dr. Kovach was a consultant in oncology and director of the Cancer Pharmacology Division at the Mayo Clinic in Rochester, Minnesota. During this time, he directed the early clinical trials program for evaluation of new anti-cancer drugs as principal investigator of contracts from the National Cancer Institute. From 1986 to 1994, he was also Chair of the Department of Oncology and Director of the NCI-designated Mayo Comprehensive Cancer Center. During that time, Dr. Kovach, working with a molecular geneticist, Steve Sommer MD, PhD, published extensively on patterns of acquired mutations in human cancer cells as markers of environmental mutagens and as potential indicators of breast cancer patient prognosis. Dr. Kovach has published over 100 articles on the pharmacology, toxicity, and effectiveness of anti-cancer treatments and on the molecular epidemiology of breast cancer. Dr. Kovach directs Lixte with the approval of the State University of New York at Stony Brook and the New York State Ethics Commission.

Chief Executive Officer

Initially, leadership and management of the company will be provided by Dr. Kovach with the advice of the board of Directors and the Scientific Advisory Committee. The activities for the first year at least will be confined to achieving the goals of the CRADA through the collaborative arrangement of the company by which Dr. Kovach and Dr. Zhuang, aided by two full time technical personnel, will pursue development of lead compounds for the treatment of malignant brain tumors. During the initial year, Dr. Kovach will also oversee the collection of the clinical samples needed to validate the biomarker observations regarding GBMs and to be in a position to extend the discovery process to ovarian and stomach cancers. At this point, the company will consider seeking another CRADA to extend the scope of its research or establishing an independent laboratory. The timing of this expansion will depend on raising additional capital of approximately $2.0 million by sale of additional shares of stock. A chief executive officer would then be recruited to manage the business affairs of the company. It is anticipated that this may require less than full time effort for the second year with a need developing for a full time CEO and at least a part time financial officer in the third year of operation.

Board of Directors

Philip F. Palmedo

Dr. Philip F. Palmedo has had a diversified career as a physicist, entrepreneur, corporate manager and writer. Dr. Palmedo received his undergraduate degree from Williams College and M.S. and Ph.D. degrees from MIT. He carried out experimental nuclear reactor physics research at MIT, Oak Ridge National Laboratory, the French Atomic Energy Commission Laboratory at Saclay and Brookhaven National Laboratory (BNL). At BNL in 1972 he initiated and was the first head of the Energy Policy Analysis Group. In 1974 he served with the Energy Policy Office of the White House and in the following year initiated the BNL Developing Country Energy Program.

In 1979 Dr. Palmedo founded the International Resources Group, an international professional services firm in energy, environment and natural resources. He served as Chairman and CEO until 1988 and since that time remains as Chairman of the company. In 1985 the company was recognized by Inc. Magazine as one of the 500 fastest growing private companies in the U.S.

In 1988 Dr. Palmedo joined in the formation of Kepler Financial Management, Ltd., a quantitative financial research and trading company. Dr. Palmedo held the position of President and Managing Director until the end of 1991 when Renaissance Technologies Corporation acquired the company. In 2005 he started a new hedge fund, Kepler Asset Management, and is a Managing Director of the firm.

Dr. Palmedo was the designer and, in 1992, became the first president of the Long Island Research Institute. LIRI was formed by Brookhaven National Laboratory, Cold Spring Harbor Laboratory, and Stony Brook University to facilitate the commercialization of technologies developed in their research and development programs. LIRI guided fledgling companies and started several new high tech entities. In order to provide “zero-stage” financing, LIRI created the Long Island Venture Fund, which evolved into the $250 million Topspin Fund.

Dr. Palmedo served on the boards of Asset Management Advisors and the Teton Trust Company and is currently a member of the Board of Directors of EHR Investments and the Gyrodyne Corporation of America. Dr. Palmedo also served on the Board of Trustees of Williams College and of the Stony Brook (University) Foundation and chaired the Foundation’s Investment Committee. He is the founding Chairman of the non-profit Cultural Preservation Fund.

Dr. Palmedo has served as a consultant and advisor to numerous corporations and national and international agencies in science, technology and environmental policy including the MacArthur Foundation, the U. S. National Academy of Sciences, International Atomic Energy Agency, UNIDO, Organization of American States, the Governments of Sweden, Denmark, Dominican Republic, Indonesia, Somalia, Sudan, Egypt and Peru. He is the author of many publications in nuclear reactor physics, energy and environment, and technology and economic development. Dr. Palmedo has two sons and lives in St. James, Long Island, N.Y. with his wife, Elisabeth.

Scientific Advisory Committee

Arndt Hartmann, MD

Dr. Hartmann is Professor of Pathology, Institute of Pathology, University of Regensburg, Germany. He was trained in Internal Medicine at the University of Jena, Germany, and in molecular genetics of cancer at Mayo Clinic, Rochester, MN. He was subsequently trained in pathology at the University of Regensburg and the University of Basel, Switzerland. His research is focused on methods development in molecular pathology. He has specific expertise in genetic alterations in cancers of the bladder, prostate, kidney and breast.

Ferdinand Hofstadter, MD

Dr. Hofstadter is Professor and Director of the Institute of Pathology, University of Regensburg Medical School, Germany. He is Research Dean of the University of Regensburg-Medical Faculty, Chairman of the Managing Board of the Association of German Tumor Centers, Chairman of the German Society for Pathology, a member of the editorial boards of Virchow’s Archives and the Journal of Pathology, and a referee for Deutsche Forschungsgesellschaft, the Dr. Mildred Scheel-Stiftung, EU, and the European Research Framework Program.

Stefan Madajewicz, MD, PhD

Dr. Madajewicz is Professor of Medicine. For the past 15 years, he has been Director of Cancer Clinical Trials and for the past 10 years, Chief, Neoplastic Diseases at SUNY-Stony Brook. Dr. Madajewicz is a Fellow, American College of Physicians and a member of the American Society of Clinical Oncology, American Association for Cancer Research, European Society of Medical Oncology an affiliate of the Eastern Cooperative Oncology Group, and member of the National Surgical Adjuvant Breast and Bowel Project. He is recognized as an outstanding cancer clinician and for the design of clinical trials, particularly the evaluation of new drugs in the treatment of cancers of the gastrointestinal tract and brain.

Iwao Ojima, BS, MS, PhD

Professor Ojima is Distinguished Professor of Chemistry and Director, Institute of Chemical Biology and Drug Discovery, SUNY-Stony Brook. He is an internationally recognized expert in medicinal chemistry, including anticancer agents and enzyme inhibitors, development of efficient synthetic methods for organic synthesis by means of organometallic reagents, homogeneous catalysis and organometallic chemistry, peptide and peptide mimetics, beta-lactam chemistry, and organoflourine chemistry at the biomedical interface.

Dr. Ojima is a recipient of the Arthur C. Cope Scholar Award (1994) and the E. B. Hershberg Award (for important discovery of medicinally active substances) (2001) from the American Chemical Society; The Chemical Society of Japan Award (for distinguished achievements) (1999); Outstanding Inventor Award from the Research Foundation of the State University of New York (2002. He is a Fellow of the J.S. Guggenheim Memorial Foundation (1995-), the American Association for the Advancement of Science (1997-), and The New York Academy of Sciences (2000-).

Dr. Ojima is a member of the American Chemical Society, American Association for the Advancement of Science, American Association for Cancer Research, American Peptide Society, the Chemical Society of Japan, the Society of Synthetic Organic Chemistry, Japan, New York Academy of Sciences, and Signa Xi. He has served as a consultant for E. I. du Pont, Eli Lilly, Air Products & Chemicals, Mitsubishi Chem. Inc., Nippon Steel Corp., Life Science Division, Rhone-Poulenc Rorer, ImmunoGen, Inc., Taiho Pharmaceutical Co., Milliken & Co., Aventis Pharma, OSI Pharmaceuticals, Inc., Mitsubishi Chem. Corp. (current).

Family Relationships

None.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the number of shares of common stock beneficially owned as by (i) those persons or groups known to beneficially own more than 5% of the Company’s common stock prior to the closing of the Exchange, (ii) those persons or groups who beneficially own more than 5% of The Company’s common stock as of the closing of the Exchange, (iii) each current director and each person that became a director upon the closing of the Exchange, (iv) all current directors and executive officers as a group and (v) all directors and executive officers after the closing of the Exchange as a group. The information is determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended. Except as indicated below, the stockholders listed possess sole voting and investment power with respect to their shares.

	Before Closing of Exchange (1)		After Closing of Exchange(2)
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class	Amount and Nature of Beneficial Ownership		Percent of Class
Pre-Exchange Officers, Directors and 5% stockholders
Debbie Schwartzberg 800 5th Avenue New York, New York	1,155,000	28.8%	1,154,845		4.2%
Richard Rappaport 1900 Avenue of the Stars, Suite 310 Los Angeles, California 90067	1,155,000	28.8%	1,154,845		4.2%
TMC Ulster Holdings, Inc. 1900 Avenue of the Stars, Suite 310 Los Angeles, California 90067	1,005,556	25.1%	1,005,556		3.6%
Tom Poletti 1900 Avenue of the Stars, Suite 310 Los Angeles, California 90067	270,000	6.7%	269,973		*
Anthony C. Pintsopoulos 1900 Avenue of the Stars, Suite 310 Los Angeles, California 90067	270,000	6.7%	269,973		*
Glenn Krinsky 1900 Avenue of the Stars, Suite 310 Los Angeles, California 90067	150,000	3.7%	149,985		*
Post-Exchange Officers, Directors and 5% stockholders
Dr.John S. Kovach 248 Route 25A, No. 2 East Setauket, New York 11733			19,021,786		69.1%
Dr. Philip F. Palmedo 248 Route 25A, No. 2 East Setauket, New York 11733			256,666	(3)	*
All Officers and directors as a group (two persons prior to and following the consummation of the Exchange)	1,425,000	35.5%	19,278,452		70.0%

(1)	Based on 4,005,556 shares outstanding on June 29, 2006.

(2)
Based on 27,531,846 shares of the Company’s common stock outstanding projected to be outstanding following the closing of the Exchange and the completion of the maximum amount of the Private Placement ($1,500,000).

(3)	Consists of shares issuable pursuant to the exercise of immediately exercisable options to be granted to Dr. Palmedo as of the closing of the Exchange.

BUSINESS OF THE COMPANY

Immediately prior to the completion of the Exchange, the Company did not conduct any business operations and had minimal assets and liabilities.

Explanatory Note

Unless otherwise indicated or the context otherwise requires, all references below in this Report on Form 8-K to “we,” “us” and the “Company” are to SRKP 7, Inc., a Delaware corporation and its subsidiary, Lixte Biotechnology, Inc. References to “Lixte” are to Lixte Biotechnology, Inc., a Delaware corporation.

Cautionary Notice Regarding Forward Looking Statements

The Company desires to take advantage of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. This Report on Form 8-K contains a number of forward-looking statements that reflect management’s current views and expectations with respect to its business, strategies, products future results and events and financial performance. All statements made in this Report other than statements of historical fact, including statements that address operating performance, events or developments that management expects or anticipates will or may occur in the future, including statements related to distributor channels, volume growth, revenues, profitability, new products, adequacy of funds from operations, statements expressing general optimism about future operating results and non-historical information, are forward looking statements. In particular, the words “believe,” “expect,” “intend,” “ anticipate,” “estimate,” “may,” “will,” variations of such words, and similar expressions identify forward-looking statements, but are not the exclusive means of identifying such statements and their absence does not mean that the statement is not forward-looking. These forward-looking statements are subject to certain risks and uncertainties, including those discussed below. Actual results, performance or achievements could differ materially from historical results as well as those expressed in, anticipated or implied by these forward-looking statements. Lixte does not undertake any obligation to revise these forward-looking statements to reflect any future events or circumstances.

Readers should not place undue reliance on these forward-looking statements, which are based on management’s current expectations and projections about future events, are not guarantees of future performance, are subject to risks, uncertainties and assumptions (including those described below) and apply only as of the date of this Report. Actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below in “Risk Factors” as well as those discussed elsewhere in this Report, and the risks to be discussed in the next Annual Report on Form 10-KSB and in the press releases and other communications to stockholders issued by Lixte from time to time which attempt to advise interested parties of the risks and factors that may affect its business. Lixte undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Glossary of Terms as Used in This Report

Assay

An assay is a method to determine the presence, absence, or the amount of a particular substance in a sample. Assays of body fluids such as blood and urine can be used to detect specific products (biomarkers) that indicate the presence of a specific type of cancer.

Biomarker

A biomarker is a component of a cell that is uniquely or strongly associated with a particular feature of that cell. The detection of the biomarker in body fluid by an assay indicates that a particular cell is very likely to be present in the body. In this memorandum, “biomarkers” refer primarily to proteins that are uniquely produced by specific types of cancer cells or that are produced in excess by the cancer cells compared to non—cancer cells of the same tissue or organ.

Cancer

A disease characterized by loss or enhancement of one or more mechanisms that regulate the growth of cells of a specific tissue. Loss of these control mechanisms or gain of abnormal mechanisms in a single cell that put cell growth into overdrive allows that cell to grow, invade local tissue, and to spread to other regions of the body. This spreading of altered cells to distant sites is the process called metastasis.

Cell Growth

Cell growth is the ability of an individual cell to reproduce by dividing into two cells. During normal development and subsequently during the life of the adult, this process is highly controlled. Loss of this control is the distinguishing feature of cancer cells. Although all cancer cells gain the capacity for uncontrolled growth, in most instances they retain many of the highly specialized features (and associated specific molecular components) that were characteristic of the normal tissue before loss of growth control. For example, breast cancer cells and brain cancer cells have lost control of growth and may be unrecognizable by their appearance under the microscope but identifiable by the presence of biomarkers specific to breast or brain cells.

CRADA

A CRADA (Cooperative Research and Development Agreement) is a formal contractual mechanism by which a variety of federal government agencies may agree to work collaboratively with a non-governmental entity to study and advance a particular idea, observation, or process under a defined plan of work.

Gene

A gene is a unit of information that specifies the structure of one or more gene products. Collectively, genes determine the precise composition of all molecules needed for maintenance of the functions of life: reproduction, development, organization, growth and metabolism. Genes are often referred to as units of heredity because they pass on the information necessary for all characteristics of an individual. For mammals like ourselves, one set of genes is received from each parent.

Gene Products

The products of genes are the thousands of different chemical structures, called molecules, needed for development of all cells. Most gene products are proteins. Most proteins are enzymes, molecules that can carry out work such as digesting and utilizing food for energy, signaling the cell to produce other gene products in response to changing conditions in the body, and controlling cell growth. When proteins controlling cell growth are altered, as occurs in all cancers, they become prime candidates for biomarkers that reveal the presence of cancer.

Glioblastoma Multiforme (GBM)

GBM is the most common and most aggressive type of primary human brain cancer. The name derives from the fact that the brain cell that loses growth control and becomes a brain cancer cell is a glial cell (glioblastoma); as the altered glial cells grow without restraint, they take on many different shapes (multiforme). Recent studies suggest, however, that GBMs may arise from primitive brain stem cells rather than from glial cells. GBM is the initial target of Lixte Biotechnology, Inc.

Metastasis

Metastasis is the process by which cancers acquire the ability to spread to other parts of the body by entry and dissemination through the blood and/or lymph systems. The devastating aspect of metastasis is the ability of the cancer cells to grow in a new environment (new tissue) Examples are the metastasis of breast cancer cells to the brain and liver and prostate cancer cells to bone.

Cure of cancers is much more difficult to achieve after metastasis has occurred. A major goal of our biomarker research is to develop assays for detection of cancers before they have invaded extensively or metastasized, allowing complete removal by surgery.

Mutation

A mutation is a change in one or more building blocks of a gene. Some changes can be tolerated without altering the integrity (function) of the product of the gene but other changes can result in cancer.

For the purposes of the cancer projects described in this memorandum, it is important to distinguish between inherited mutations (inborn mutations) and acquired (environmentally caused) mutations.

Some inborn mutations predispose an individual to development of one or more kinds of cancer. Because these mutations are inherited, they are present in every cell in the body. Such mutations are responsible for the higher frequency of certain cancers in particular families and ethnic groups. Examples are the breast cancer predisposing genes known as BRCA I and BRCA II.

Research on biomarkers, however, is directed at finding the gene products (proteins) of acquired mutations. Acquired mutations that change a single cell to a cancer cell are present ONLY in that cell and cells arising from its uncontrolled cell growth. If the products of the altered genes in these cancer cells are detectable in the body, they may reveal the presence of the cancer at a stage when it is curable by surgery.

Prognosis

Prognosis refers to the likely course of a disease at specific stage of development. For example, a breast or prostate cancer that is not confined to the tissue of origin, e.g. is also present in a lymph node when first detected, has a greater likelihood of recurrence, a worse prognosis, than if it were confined to the tissue of origin.

Thus, the presence of lymph node metastases is an indicator of poor prognosis.

It is hoped that specific biomarkers for cancers will be found that have prognostic value. With assays for such markers, patients with poor prognoses could consider more aggressive treatments before obvious spread of disease and patients with good prognoses could be spared unnecessary treatment.

Proteins

Proteins are molecules that have many functions important to the nature and behavior of the cell. Many proteins are enzymes that regulate and integrate a myriad of biochemical processes essential to life.

Certain enzymes are critical to an integrated system of cellular signaling that regulates cell behavior in response to a constantly changing environment and maintains the specialized nature of different types of cells. It is likely that some biomarkers of cancers have perverted signaling functions that perpetuate the abnormal behavior of the cancer.

Thus, discovery of biomarkers of known function that are unique or overly abundant in specific types of cancers may provide clues as to the biochemical vulnerabilities of these cancers, weaknesses that can be attacked selectively by specific classes of drugs.

The Company

Lixte was created to capitalize on opportunities for the company to develop specific, and sensitive tests for the early detection of cancers to better estimate prognosis, to monitor treatment response, and to reveal targets for development of more effective treatments.

Research Objectives

In the first year of operation, Lixte will concentrate on exploiting the biomarker pathway associated with the growth of GBMs to identify drugs with potential selective activity against this type of tumor. In the first year, Lixte will also collect the clinical samples needed for the identification of biomarkers for ovarian and stomach cancer. Subsequently, Lixte will include cancers of the breast, prostate, colon, bladder, and kidney. For each of these diseases, a biomarker that would enable identification of the presence of cancer at a stage curable by surgery would save thousands of lives annually. Biomarkers specific to these diseases may also provide clues as to processes (biological pathways) that may be important to the growth of the cancer and therefore be vulnerable to drug treatments targeted to the biomarker pathway.

Lixte will seek to identify new treatments for the most common and most aggressive type of primary brain cancer, glioblastoma multiforme (“GBM”) under a Cooperative Research and Development Agreement (“CRADA”) with the National Institute of Neurological Diseases and Stroke (“NINDS”) of the National Institutes of Health (“NIH”). A second goal of the CRADA is to determine whether expression of a component of the biomarker pathway correlates with prognosis in glioma patients.

The collaborating NIH laboratory is directed by Dr. Zhengping Zhuang, who is an internationally recognized molecular pathologist. He has four issued and two pending patents related to molecular pathology of human cancers. Dr. Zhuang and colleagues at NIH recently discovered a biomarker that Lixte believes can be used as a tool for identifying drugs that affect the growth of GBM cells. Under the CRADA, Lixte will support studies in Dr. Zhuang’s laboratory with $200,000 annually for two years for two research assistants expected to be at the post-doctoral level and supplies. The selection of the research personnel will be made by Dr. Zhuang.

Intellectual Property

Lixte sponsored the development and submission of a provisional patent application filed February 6, 2006 (the “Provisional Patent Application”) naming as co-inventors Dr. Zhuang, several other NIH investigators, and Dr. Kovach. When the final patent application is filed in early 2007, the named inventors will assign their rights in the inventions to their employers, meaning that any patent (or patents) arising out of the application will be jointly owned by the U.S. Government and Lixte. Lixte is currently in the negotiations with the NIH to obtain the exclusive commercial rights to the inventions covered by the Provisional Patent Application. Lixte expects to file further patent applications relating to the categories of products described below. Patent applications arising out of research pursuant to the CRADA are likely to be jointly owned by Lixte and the U.S. Government. In such cases of joint ownership, Lixte will likely seek to obtain the exclusive commercial rights to those inventions.

Access to Clinical Materials

To detect and to assess the clinical relevance of biomarkers, Lixte needs access to human tissue, blood and perhaps other body fluids of patients with and without the specific types of cancer under study. Lixte is negotiating an agreement with the Institute of Pathology at the University of Regensburg in Germany to receive a supply of high quality, accurately annotated tissue and blood samples.. This arrangement provides Lixte with appropriate clinical samples for which permission has been obtained to study any molecular feature of the tissue for commercial purposes. This is an absolute requirement for success of a for-profit company in this field.

The collection, selection, histological characterization, and processing of tissue samples and collection of blood samples will be managed by Arndt Hartmann, M.D., a Professor in the Institute of Pathology at the University of Regensburg. Dr. Hartmann is an expert clinical and molecular pathologist and is keenly interested in the project. His research is focused on the molecular genetics of breast, bladder, prostate and kidney cancer. He was a research fellow for three years in Dr. Kovach’s laboratory at the Mayo Clinic in Rochester before completing his residency in pathology and joining the faculty at Regensburg University. Dr. Hartmann is a member of the Scientific Advisory Committee of Lixte.

Products

Lixte’s products will derive directly from its intellectual property consisting of its Provisional Patent Application and other patents it anticipates will arise from its research activities. Those patents are expected to cover biomarkers uniquely associated with specific types of cancer that may provide the bases for assays suitable for cancer detection and patents on methods to identify drugs that inhibit growth of specific tumor types and combinations of drugs as potential therapeutic agents for the treatment of specific cancers.

The Company believes that there are four main markets for potential products which may be developed by Lixte.

1.	Improved Cancer Treatments. Improved chemotherapy regimens for cancers not curable by surgery or radiation;

2.	Diagnostic Assays. Improved assays of body fluids, primarily blood, for the diagnosis of cancers at stages when cure is possible through surgery and/or radiotherapy;

3.	Estimation of Prognosis. Improved methods for estimation of prognosis by molecular sub-classification of histologically indistinguishable tumor subtypes; and

4.
Assessment of Therapeutic Effectiveness. Improved methods to assess therapeutic effectiveness by monitoring with biomarker assays persistence or reappearance of cancer during and after treatment and during drug development.

Each market is discussed below.

1. Improved Cancer Treatments

Lixte will seek to develop improved therapeutic regimens when biomarkers provide insight into pathways vulnerable to chemical and/or immunological attack. Some tumor biomarkers have specific (enzymatic) functions and are “drugable,” that is, their function can be altered pharmacologically. For example, the identification of the biomarker specific to regulation of GBMs has led to development of an assay for screening compounds for anti-GBM activity.

2. Diagnostic Assays

Lixte intends to work under the CRADA with NINDS to assess the clinical potential of the new biomarker for GBM. Using the approach developed by Dr. Zhuang to identify markers for GBM and for other rare tumors, Lixte also intends to initiate searches for biomarkers in other common cancers for which there is no highly specific and sensitive blood test for early detection. The focus for the first two years, in addition to GBMs, will be ovarian and gastric cancer. For these diseases, a reliable blood test for their detection at an early surgically curable stage would save many lives. If Lixte resources increase as anticipated, research will likely be extended to the identification of biomarkers for stomach and ovarian cancer and subsequently to biomarkers for breast, prostate, colon, bladder, and kidney cancers.

2. Estimation of Prognosis

There is a wide spectrum of aggressiveness and responsiveness to drug treatments for many cancers that are clinically indistinguishable with present methods of classification. Judgment of the aggressiveness of most cancers is currently based on their morphologic appearance under the microscope and, for some tumors, on a few molecular features such as hormone receptors associated with breast cancers. There are few biomarkers sufficiently reliable to predict the prognosis of a given cancer patient so that treatment intensity can be adjusted with confidence toward less or more toxic regimens.

3. Assessment of Therapeutic Effectiveness

The Company believes that specific and sensitive biomarkers for any human cancer are in great demand by pharmaceutical companies and by the National Cancer Institute as aids to drug development and to the development of targeted drug treatment. In addition, the Company believes that biomarkers that reflect disease progression and regression during initial clinical evaluation of new therapeutic agents could greatly reduce the cost of new drug development. To assess the effectiveness of a specific treatment, it would be less expensive and more efficient to monitor the appearance and disappearance of a biomarker in the blood than to monitor the course of disease by radiological imaging.

The Market

The Company believes that a sensitive, specific, reasonably priced assay for the detection of any common human cancer at an early stage could save thousands of lives annually, reduce health care costs, and generate significant income.

Brain Cancer

The most malignant type of brain cancer, GBM, although less common than stomach, breast and prostate cancers, is almost invariably fatal. Typically, survival after surgery and radiation is only 12 to 18 months. A biomarker reflecting disease progression and, most importantly, providing a method to develop more specific and effective treatments of GBM would be an important discovery.

Stomach Cancer

The Company believes that stomach cancer (gastric cancer) is a target for biomarker identification because of its high prevalence in certain of the world’s population, particularly in Asia. Since gastric cancer is uncommon in the West, development of new diagnostics and treatments is not a priority for many pharmaceutical and diagnostic companies, providing a special opportunity for Lixte.

Current screening for gastric cancer entails passing a tube into the stomach (gastroscopy) and sampling of suspicious areas. The invasive nature and cost of gastroscopy with sedation limits systematic screening of large numbers of individuals at risk. The Company believes that a blood test for the early detection of stomach cancer could save many lives and significantly reduce health care costs in countries with a high prevalence of the disease.

Ovarian Cancer

Although ovarian cancer is much less common than breast cancer, cancer of the ovary is responsible for the death of almost half as many women who die from breast cancer. Less than 50% of women are cured of ovarian cancer because the disease is almost always in an advanced stage before it produces symptoms. Yet, if ovarian cancer is found early, the cure rate is 90% or better. A blood test for screening women at risk (all women who are 50 or older) is urgently needed.

Marketing Plan

Once a biomarker has been identified, depending on the projected cost for evaluation, Lixte expects to either conduct the initial assessment using its resources or seek partners in industry for clinical development. If we have the resources, we prefer to generate evidence of clinical value on our own to maximize financial value of the product.

If we do not have the resources needed to develop the clinical potential of a given biomarker ourselves, we intend to try to find partners in large diagnostic and/or pharmaceutical companies. These companies are increasingly dependent upon new biomarkers discovered by academic groups and small biotechnology companies to maintain a pipeline of promising drugs and new diagnostic tools.

We are confident that the molecular approaches that led to the discovery of the biomarker for GBMs (and the subject of the Provisional Patent Application) could lead to the discovery of equally promising new biomarkers for other cancers. If discovered and developed, the challenge will be to decide which products to license early and which to carry into clinical evaluation without a pharmaceutical company partner.

Research and Development

The primary objective of Lixte is to develop sensitive and specific assays for identification of potential therapeutic targets and for the early detection for several common cancers. Most cancers produce abnormal proteins or abnormal amounts of normal proteins. How many of these potential biomarkers are present at detectable concentrations in the blood is not known.

There are four steps in our biomarker detection and validation process:

1. Tissue Acquisition

The acquisition of well-characterized cancer tissue and blood samples from cancer patients and control individuals is the most critical step to success. We believe that Lixte should have access to the clinical samples needed for its program from the Institute of Pathology at University of Regensburg in Germany. We expect that the samples we will obtain will be or have been collected under the regulatory requirements of the European Union and of the Office of Protection of Research Subjects in the United States. Those regulations require that each patient be fully informed about the process, the use of the samples, and any attendant risks. Though there is a negligible medical risk related to the collection of the samples for Lixte’s purposes, the consent form points out that the tissue is not needed for clinical purposes and that the research done will not affect the patient’s care in any way.

The consent specifies further that the samples will be used to develop diagnostic tests and/or treatments for cancer that may have commercial value and that the participants will not be entitled to any of the financial benefits from the product’s development. All samples are coded and the privacy of all participants is assured because personal identifiers are never shared with Lixte by the University of Regensburg. Obtaining consent is the responsibility of the collaborating institution, but all consent processes and forms will be jointly approved by the collaborating institution and by Lixte.

2. Tissue Processing

For maximum efficiency in detecting biomarkers, cancer cells must be isolated from a complex matrix of normal cells and other structural elements of tissue in which the cancer has arisen under conditions that do not alter potential biomarkers. The procedures used minimize destruction and alteration of cell components. Once processed, preparations can be transported without compromising their integrity.

3. Detection and Identification of Biomarkers

The search for molecular elements with features unique to a specific cancer type is accomplished using highly reproducible physical techniques. These techniques are not proprietary but involve technologies used in sequences that are not obvious. The most prominent biomarkers for each tumor type are identified by mass spectrometric sequencing. We will select for patenting and clinical evaluation biomarkers present at high frequency in all cancers of the same type.

4. Development of Assays for Biomarkers in the Blood

Whether to develop an assay for selected biomarkers is an important decision point. Assay development is an expensive component of the discovery process but also an essential step in establishing commercial value. For each cancer type, we expect to screen sera of affected and unaffected persons for the five most promising biomarkers of known sequence for which patent protection seems achievable. Maximum value of the product for diagnostics is achieved by demonstrating the presence of specific biomarkers in the serum of patients harboring the cancer of interest and their absence in the sera of patients without the cancer.

Biomarkers not useful for diagnostic assays may still have significant value as markers of prognosis and/or as drug targets. For example, although it is not yet clear whether the new biomarker discovered by Dr. Zhuang will serve as a useful diagnostic assay for GBMs, that biomarker is nevertheless valuable because it was demonstrated to provide a tool for identification of new drug combinations active against GBMs in vitro.

Using stringent criteria for biomarker selection, analysis of small numbers of a given type of cancer is sufficient for detection of relevant biomarkers. If potential biomarkers for early diagnosis are discovered for several types of cancer, such as the one already identified for GBMs, we will prioritize their development in the following order: stomach, ovary, prostate, colon, bladder, and kidney. If a particularly compelling opportunity arises, we have the flexibility to quickly direct resources to maximize chances of developing a clinically useful product.

Employees

As of June 30, 2006, Lixte had no full-time employees. Dr. Kovach is Chair, Department of Preventive Medicine, SUNY, Stony Brook. He received approval from the School of Medicine, Stony Brook University and approval from the New York State Ethics Commission to operate and hold greater than 5% of outstanding shares of the Company.

Our investment commitments in the research efforts pursuant to the CRADA fund two technical assistants who will work under the supervision of Dr. Zhuang on the aims of the CRADA. Dr. Kovach will devote 0.2 person/years of his efforts per year to research planning and design and monitoring progress of the research under the CRADA. Dr. Kovach’s contributions will be made outside of his academic responsibilities.

Contacts

The business address is:

Lixte Biotechnology, Inc.
248 Route 25A #2
East Setauket, NY 11733

Legal Proceedings

We are not a party to any legal proceedings.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and related notes, and the other financial information included in this Memorandum.

Forward-Looking Statements

The forward-looking comments contained in this discussion involve risks and uncertainties. Our actual results may differ materially from those discussed here due to factors such as, among others, limited operating history, difficulty in developing, exploiting and protecting proprietary technologies, intense competition and substantial regulation in the healthcare industry. Additional factors that could cause or contribute to such differences can be found in the following discussion, as well as in the section entitled “Risks Factors.”

Recent Events

Completion of Reverse Merger

Concurrently with the initial closing of the Private Placement, SRKP 7, Inc. acquired all of the capital stock of Lixte pursuant to a Share Exchange Agreement with the shareholder of Lixte. In connection with the Reverse Merger, the Company issued to the shareholder of Lixte 19,021,786 shares of the Company’s Common Stock. As a result, Lixte became a wholly owned subsidiary of SRKP 7, Inc. As Lixte will be treated as the “accounting acquirer” all of the financial information except certain share information refers to Lixte.

Accordingly, from an historical perspective, Lixte was deemed to have been the acquirer in the Reverse Merger and Lixte is deemed the survivor of the reorganization. Accordingly, the financial statements presented reflect the historical results of Lixte prior to the Reverse Merger and do not include the historical financial results of SRKP 7, Inc. The equity of SRKP 7, Inc. survives the reorganization. All costs associated with the Reverse Merger were expensed as incurred. Information with respect to shares is based on a forward split of 1.111 to 1.

Overview

Lixte was created to capitalize on opportunities for the company to develop low cost, specific, and sensitive tests for the early detection of cancers to better estimate prognosis, to monitor treatment response, and to reveal targets for development of more effective treatments.

Lixte is concentrating on discovering biomarkers for common cancers for which better diagnostic and therapeutic measures are needed. For each of these diseases a biomarker that would enable identification of the presence of cancer at a stage curable by surgery would save thousands of lives annually. In addition, biomarkers specific to these diseases may also provide clues as to processes (biological pathways) that characterize specific cancer types and that may be vulnerable to drug treatment targeted to the activity of the biomarker.

Lixte’s initial focus is on developing new treatments for the most common and most aggressive type of primary brain cancer, glioblastoma multiforme (“GBM”). Lixte entered into a Cooperative Research and Development Agreement (“CRADA”) with the National Institute of Neurological Diseases and Stroke (“NINDS”) of the National Institutes of Health (“NIH”) to identify and evaluate drugs that target a specific biochemical pathway for GBM cell differentiation. The CRADA also covers research to determine whether expression of a component of this pathway correlates with prognosis in glioma patients.

The lead scientist at NINDS collaborating with Lixte under the CRADA is Dr. Zhengping Zhuang. Dr. Zhuang is internationally recognized for his research in molecular pathology. Dr. Zhuang has four issued and two pending patents related to molecular pathology of human cancers. He has recently discovered a biomarker of relevance to the growth of GBMs that Lixte believes can be used as a tool for identifying drugs that affect the growth of GBM cells. Under the CRADA, Lixte will support two persons at NIH to work under the direction of Dr. Zhuang. The goal is to identify drugs that inhibit GBM cell growth and to determine if the identified biomarker may be useful for estimation of prognosis. Lixte’s annual contribution to the collaborative research done by Lixte and NIH is $200,000 annually for two years for two research assistants expected to be at the post-doctoral level and supplies.

Lixte sponsored the development and submission of a provisional patent application filed February 6, 2006 (the “Provisional Patent Application”) naming as co-inventors Dr. Zhuang, several other NIH investigators, and Dr. Kovach. When the final patent application is filed in early 2007, the named inventors will assign their rights in the inventions to their employers, meaning that any patent (or patents) arising out of the application will be jointly owned by the U.S. Government and Lixte. Lixte is currently in the negotiations with the NIH to obtain the exclusive commercial rights to the inventions covered by the Provisional Patent Application. As its research progresses, Lixte expects to file further patent applications relating to the categories of products described below. Patent applications arising out of research pursuant to the CRADA are likely to be jointly owned by Lixte and the U.S. Government. In such cases of joint ownership, Lixte will likely seek to obtain the exclusive commercial rights to those inventions.

Lixte’s products will derive directly from its intellectual property consisting of its Provisional Patent Application and other patents it anticipates it will arise out of its research activities. Those patents are expected to cover biomarkers uniquely associated with specific types of cancer, patents on methods to identify drugs that inhibit growth of specific tumor types and combinations of drugs and potential therapeutic agents for the treatment of specific cancers.

The Company faces several potential challenges in its drive for commercial success, including raising sufficient capital to fund its business plan, achieving commercially applicable results of its research program, continued access to tissue and blood samples from cancer patients, competition from established, well funded companies with competitive technologies, and future competition from companies that are developing competitive technologies, some of whom are larger companies with greater capital resources than the Company.

Liquidity and Capital Resources

Because Lixte is currently engaged in research at a very early stage, significant time may be required to develop any product or intellectual property capable of generating revenues. As such, Lixte’s business is unlikely to generate any revenue in the next several years and may never do so. Even if Lixte is able to generate revenues in the future through licensing its technologies or through product sales, there is no assurance that such revenues will exceed its expenses.

If the maximum Private Placement ($1,500,000) is achieved, we believe the net proceeds of the Private Placement will be sufficient to fund planned operations for the next twelve months. These funds will not be sufficient to fully develop and commercialize any products that may arise from our research. We will also need to raise additional funds in order to satisfy our future liquidity requirements. Most immediately, in addition to the net proceeds from the Private Placement, we expect to require up to $2 million (plus the difference, if any, between $1,290,000, the net proceeds from the maximum Private Placement and the net amount actually received from the Private Placement). However, as of June 30, 2006, the Company has only raised $657,299 in gross proceeds. Additionally, the amount and timing of future cash requirements will depend on market acceptance of our products, if any, and the resources we devote to developing and supporting our products. We will need to fund these cash requirements from either one or a combination of additional financings, mergers or acquisitions, or via the sale or license of certain of our assets.

Current market conditions present uncertainty as to our ability to secure additional funds, as well as our ability to reach profitability. There can be no assurances that we will be able to secure additional financing, or obtain favorable terms on such financing if it is available, or as to our ability to achieve positive cash flow from operations. Continued negative cash flows and lack of liquidity create significant uncertainty about our ability to fully implement our operating plan and we may have to reduce the scope of our planned operations. If cash and cash equivalents are insufficient to satisfy our liquidity requirements, we would be required to scale back or discontinue our product development program, or obtain funds if available through strategic alliances that may require us to relinquish rights to certain of our technologies or discontinue our operations.

Off-Balance Sheet Arrangements

As of March 31, 2006, we had no off-balance sheet arrangements.

EXECUTIVE COMPENSATION

For the current fiscal year, Dr. Kovach does not anticipate receiving any compensation from the Company in view of the Company’s early stage status. He will be reimbursed for any out-of-pocket expenses. Any future compensation arrangements will be subject to the approval of the board of directors.

Option Grants in 2005

None.

Aggregated Option Exercises in 2005 and Option Values at December 31, 2005

None.

Option Plans

Members of the Board of Directors

Each outside member of the Board will receive options to purchase 200,000 shares of common stock at the initial private placement price of $0.333/ share with one third of the options (66,666 shares) vesting immediately upon joining the board and one third vesting annually for two years on the anniversary of that date.

Board member, Phillip Palmedo also will receive additional options to purchase 190,000 shares of common stock at $0.333 per share for services rendered in developing the business plan for Lixte.

Members of the Scientific Advisory Committee

Each member of the Scientific Advisory Committee (SAC) other than Drs. Hartmann and Hofstadter will receive options to purchase 50,000 shares of common stock at the initial private placement price of $0.333/share with one half of the options (25,000 shares) vesting on the first anniversary of joining the SAC and one half vesting on the second anniversary.

Indemnification of Directors and Executive Officers and Limitation of Liability

Under Section 145 of the General Corporation Law of the State of Delaware, we can indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Company’s Certificate of Incorporation and Bylaws provide for indemnification. The provisions in our certificate of incorporation, bylaws and the Delaware statute do not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to us or our stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of the law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provisions also do not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

We have been advised that in the opinion of the Securities and Exchange Commission, insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We may enter into indemnification agreements with each of our present or future directors and officers that are, in some cases, broader than the specific indemnification provisions permitted by Delaware law, and that may provide additional procedural protection. The indemnification agreements may require us, among other things, to:

•	indemnify officers and directors against certain liabilities that may arise because of their status as officers or directors;

•	advance expenses, as incurred, to officers and directors in connection with a legal proceeding, subject to limited exceptions; or

•	obtain directors’ and officers’ insurance.

At present, there is no pending litigation or proceeding involving our director/officer or involving any of our employees in which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

RISK FACTORS

Any investment in our common stock involves a high degree of risk. The following risk factors relating to Lixte should carefully considered.

RISKS RELATED TO BUSINESS

We are engaged in early stage research and as such may not be successful in our efforts to develop a portfolio of commercially viable products.

A key element of our strategy is to discover, develop and commercialize a portfolio of new drugs and diagnostic tests. We are seeking to do so through our internal research programs. A significant portion of the research that we are conducting involves new and unproven technologies. Research programs to identify new disease targets and product candidates require substantial technical, financial and human resources whether or not any candidates or technologies are ultimately identified. Our research programs may initially show promise in identifying potential product candidates, yet fail to yield product candidates for clinical development for any of the following reasons:

•	the research methodology used may not be successful in identifying potential product candidates;

•	product candidates for diagnostic tests may on further study be shown to not obtain an acceptable level of accuracy; or

•	product candidates for drugs may on further study be shown to have harmful side effects or other characteristics that indicate they are unlikely to be effective drugs.

Although we have identified one potential product candidate in the area of brain tumors, the work needed to demonstrate its commercial viability is at a very early stage. The follow-up research needed to demonstrate the viability of the product is costly and time-consuming and may reveal that the product does not function as expected or that it is otherwise not commercially viable.

If we are unable to discover suitable potential product candidates, develop additional delivery technologies through internal research programs or in-license suitable products or delivery technologies on acceptable business terms, our business prospects will suffer.

As the Company has no operating history or revenue and only minimal assets, there is a risk that we will be unable to continue as a going concern. The Company has had no recent operating history nor any revenues or earnings from operations since inception. We have no significant assets. We will, in all likelihood, sustain operating expenses without corresponding revenues, at least until products are viable and marketable. This may result in our incurring a net operating loss that will increase continuously. We cannot assure you that our products will be marketable.

Lixte does not expect to obtain any revenues for several years and there is no assurance that it will ever generate revenue or be profitable. If we do not generate revenues and achieve profitability, we will be forced to cease or substantially curtail our operations and you may lose your entire investment.

Because Lixte is currently engaged in research at a very early stage, significant time may be required to develop any product or intellectual property capable of generating revenues. As such, Lixte’s business is unlikely to generate any revenue in the next several years and may never do so. Even if Lixte is able to generate revenues in the future through licensing its technologies or through product sales, there is no assurance that such revenues will exceed its expenses. Should Lixte fail to achieve profitability, you may lose your entire investment.

We will need to raise additional funds in the future and these funds may not be available on acceptable terms or at all.

If the maximum Private Placement is achieved, we believe the net proceeds of this Offering will be sufficient to fund planned operations for the next twelve months. These funds will not be sufficient to fully develop and commercialize any products that may arise from our research. We will also need to raise additional funds in order to satisfy our future liquidity requirements. Most immediately in addition to the $1.5 million from the maximum amount of the Private Placement, we expect to require up to $2 million (plus any shortfall between $1,290,000, the net proceeds from the maximum amount of the Private Placement and the net amount actually received from the Private Placement) in the near term to enable us to obtain a wet lab to further advance our research projects. Additionally, the amount and timing of future cash requirements will depend on market acceptance of our products, if any, and the resources we devote to developing and supporting our products. We will need to fund these cash requirements from either one or a combination of additional financings, mergers or acquisitions, or via the sale or license of certain of our assets.

Current market conditions present uncertainty as to our ability to secure additional funds, as well as our ability to reach profitability. There can be no assurances that we will be able to secure additional financing, or obtain favorable terms on such financing if it is available, or as to our ability to achieve positive cash flow from operations. Continued negative cash flows and lack of liquidity create significant uncertainty about our ability to fully implement our operating plan and we may have to reduce the scope of our planned operations. If cash and cash equivalents are insufficient to satisfy our liquidity requirements, we would be required to scale back or discontinue our product development program, or obtain funds if available through strategic alliances that may require us to relinquish rights to certain of our technologies or discontinue our operations.

If we are unable to secure licenses to technologies or materials vital to our business, or if the rights to technologies that we have licensed terminate, our commercialization efforts could be delayed or fail.

In February 2006, a provisional patent application was filed covering certain methods and classes of molecules that we expect to be the foundation of our product development and commercialization efforts with respect to human brain tumors that are subject to the CRADA. Any patents resulting from that application are likely to be jointly owned by Lixte and the U.S. Government. We are currently in negotiations with the government to obtain exclusive commercialization rights with respect to those patents and expect to execute an agreement shortly. However, should we be unable to reach such an agreement, or should we be unable to reach such an agreement in the future pertaining to other technologies owned by the government or third parties, this could harm our businesses. Additionally, if those licenses terminate and we are unable to renew them, or must renew them only on unfavorable terms, such events could require us to cease providing products or services using such licensed technology and, therefore, would likely result in loss of revenue for our business.

Additionally, our business depends on obtaining well-characterized blood, tissue and other samples from patients to enable us to locate biomarkers. To that end, we intend to collaborate with researchers at the Institute of Pathology at the University of Regensburg in Germany, who will collect samples of brain, stomach, breast, prostate, colon, ovarian, bladder, and kidney cancers and transmit them to us. We have not yet executed an agreement committing the researchers to provide us with these materials, however, though we expect to execute such an agreement shortly. Should negotiations on such an agreement break down, however, or should future circumstances cause our arrangement with those researchers to terminate, we will be forced to find other sources for those materials, and this may not be possible or may entail a significantly greater expense.

If we were to materially breach our present collaboration agreement or any future license or collaboration agreements, we could lose our ability to commercialize the related technologies, and our business could be materially and adversely affected.

We are party to a research collaboration agreement and intend to enter into intellectual property licenses and agreements, all of which will be integral to our business. These licenses and agreements impose various research, development, commercialization, sublicensing, royalty, indemnification, insurance and other obligations on us. If we or our collaborators fail to perform under these agreements or otherwise breach obligations imposed by them, we could lose intellectual property rights that are important to our business.

We may not be successful in establishing additional strategic collaborations, which could adversely affect our ability to develop and commercialize products.

In the future, we may seek opportunities to establish new collaborations, joint ventures and strategic collaborations for the development and commercialization of products we discover. We face significant competition in seeking appropriate collaborators and the negotiation process is time-consuming and complex. We may not be successful in our efforts to establish additional strategic collaborations or other alternative arrangements. Even if we are successful in our efforts to establish a collaboration or agreement, the terms that we establish may not be favorable to us. Finally, such strategic alliances or other arrangements may not result in successful products and associated revenue.

The life sciences industry is highly competitive and subject to rapid technological change.

The life sciences industry is highly competitive and subject to rapid and profound technological change. Our present and potential competitors include major pharmaceutical companies, as well as specialized biotechnology and life sciences firms in the United States and in other countries. Most of these companies have considerably greater financial, technical and marketing resources than we do. Additional mergers and acquisitions in the pharmaceutical and biotechnology industries may result in even more resources being concentrated in our competitors. Our existing or prospective competitors may develop processes or products that are more effective than ours or be more effective at implementing their technologies to develop commercial products faster. Our competitors may succeed in obtaining patent protection and/or receiving regulatory approval for commercializing products before us. Developments by our competitors may render our product candidates obsolete or non-competitive.

We also experience competition from universities and other research institutions, and we are likely to compete with others in acquiring technology from those sources. There can be no assurance that others will not develop technologies with significant advantages over those that we are seeking to develop. Any such development could harm our business.

We may be unable to compete successfully with our competitors.

We face competition from other companies seeking to identify and commercialize cancer biomarkers. We also compete with universities and other research institutions engaged in research in these areas. Many of our competitors have greater technical and financial resources than we do.

Our ability to compete successfully is based on numerous factors, including:

•	the cost-effectiveness of any product we ultimately commercialize relative to competing products;

•	the ease of use and ready availability of any product we bring to market;

•	the accuracy of a diagnostic test designed by us in detecting cancers, including overcoming the propensity for “false positive” results; and

•	the relative speed with which we are able to bring any product resulting from our research to market in our target markets.

If we are unable to distinguish our products from competing products, or if competing products reach the market first, we may be unable to compete successfully with current or future competitors. This would cause our revenues to decline and affect our ability to achieve profitability.

We depend on certain key scientific personnel for our success who do not work full time for the Company. The loss of any such personnel could adversely affect our business, financial condition and results of operations.

Our success depends on the continued availability and contributions of our President and founder, Dr. John S. Kovach, as well as the continued availability and contributions of Dr. Zhengping Zhuang and other collaborators at the NIH. In particular, Dr. Kovach is 69 years old, and, because of his arrangement with the State University of New York, does not devote his full time to the Company. The loss of services of any of these persons could delay or reduce our product development and commercialization efforts. Furthermore, recruiting and retaining qualified scientific personnel to perform future research and development work will be critical to our success. The loss of members of our scientific personnel, or our inability to attract or retain other qualified personnel or advisors, could significant weaken our management, harm our ability to compete effectively and harm our business.

We expect to rely heavily on third parties for the conduct of clinical trials of our product candidates. If these clinical trials are not successful, or if we or our collaborators are not able to obtain the necessary regulatory approvals, we will not be able to commercialize our product candidates.

In order to obtain regulatory approval for the commercial sale of our product candidates, we and our collaborators will be required to complete extensive preclinical studies as well as clinical trials in humans to demonstrate to the FDA and foreign regulatory authorities that our product candidates are safe and effective. Dr. Kovach is experienced in the design and conduct of early clinical cancer trials, having been the lead investigator for a National Cancer Institute Phase I contract for ten years at the Mayo Clinic, Rochester, MN. Lixte, however, has no experience in conducting clinical trials and expects to rely heavily on collaborative partners and contract research organizations for their performance and management of clinical trials of our product candidates.

Clinical development, including preclinical testing, is a long, expensive and uncertain process. Accordingly, preclinical testing and clinical trials, if any, of our product candidates under development may not be successful. We and our collaborators could experience delays in preclinical or clinical trials of any of our product candidates, obtain unfavorable results in a development program, or fail to obtain regulatory approval for the commercialization of a product. Preclinical studies or clinical trials may produce negative, inconsistent or inconclusive results, and we or our collaborators may decide, or regulators may require us, to conduct additional preclinical studies or clinical trials. The results from early clinical trials may not be statistically significant or predictive of results that will be obtained from expanded, advanced clinical trials.

Furthermore, the timing and completion of clinical trials, if any, of our product candidates depend on, among other factors, the number of patients we will be required to enroll in the clinical trials and the rate at which those patients are enrolled. Any increase in the required number of patients, decrease in recruitment rates or difficulties retaining study participants may result in increased costs, program delays or both.

Also, our products under development may not be effective in treating any of our targeted disorders or may prove to have undesirable or unintended side effects, toxicities or other characteristics that may prevent or limit their commercial use. Institutional review boards or regulators, including the FDA, may hold, suspend or terminate our clinical research or the clinical trials of our product candidates for various reasons, including non-compliance with regulatory requirements or if, in their opinion, the participating subjects are being exposed to unacceptable health risks. Additionally, the failure of third parties conducting or overseeing the operation of the clinical trials to perform their contractual or regulatory obligations in a timely fashion could delay the clinical trials. Failure of clinical trials can occur at any stage of testing. Any of these events would adversely affect our ability to market a product candidate.

The development process necessary to obtain regulatory approval is lengthy, complex and expensive. If we and our collaborative partners do not obtain necessary regulatory approvals, then our business will be unsuccessful and the market price of our common stock will substantially decline.

To the extent that we, or our collaborative partners, are able to successfully advance a product candidate through the clinic, we, or such partner, will be required to obtain regulatory approval prior to marketing and selling such product.

The process of obtaining FDA and other required regulatory approvals is expensive. The time required for FDA and other approvals is uncertain and typically takes a number of years, depending on the complexity and novelty of the product.

Any regulatory approval to market a product may be subject to limitations on the indicated uses for which we, or our collaborative partners, may market the product. These limitations may restrict the size of the market for the product and affect reimbursement by third-party payors. In addition, regulatory agencies may not grant approvals on a timely basis or may revoke or significantly modify previously granted approvals.

We, or our collaborative partners, also are subject to numerous foreign regulatory requirements governing the manufacturing and marketing of our potential future products outside of the United States. The approval procedure varies among countries, additional testing may be required in some jurisdictions, and the time required to obtain foreign approvals often differs from that required to obtain FDA approvals. Moreover, approval by the FDA does not ensure approval by regulatory authorities in other countries, and vice versa.

As a result of these factors, we or our collaborators may not successfully begin or complete clinical trials in the time periods estimated, if at all. Moreover, if we or our collaborators incur costs and delays in development programs or fail to successfully develop and commercialize products based upon our technologies, we may not become profitable and our stock price could decline.

Even if our products are approved by regulatory authorities, if we fail to comply with ongoing regulatory requirements, or if we experience unanticipated problems with our products, these products could be subject to restrictions or withdrawal from the market.

Any product for which we obtain marketing approval, along with the manufacturing processes, post-approval clinical data and promotional activities for such product, will be subject to continual review and periodic inspections by the FDA and other regulatory bodies. Even if regulatory approval of a product is granted, the approval may be subject to limitations on the indicated uses for which the product may be marketed or contain requirements for costly post-marketing testing and surveillance to monitor the safety or efficacy of the product. Later discovery of previously unknown problems with our products, including unanticipated adverse events or adverse events of unanticipated severity or frequency, manufacturer or manufacturing processes, or failure to comply with regulatory requirements, may result in restrictions on such products or manufacturing processes, withdrawal of the products from the market, voluntary or mandatory recall, fines, suspension of regulatory approvals, product seizures, injunctions or the imposition of civil or criminal penalties.

We, and our collaborators, are subject to governmental regulations other than those imposed by the FDA. We, and any of our collaborators, may not be able to comply with these regulations, which could subject us, or such collaborators, to penalties and otherwise result in the limitation of our or such collaborators’ operations.

In addition to regulations imposed by the FDA, we and our collaborators are subject to regulation under various federal and state statutes and regulations such as the Occupational Safety and Health Act, the Environmental Protection Act, the Toxic Substances Control Act, the Research Conservation and Recovery Act, as well as regulations administered by the Nuclear Regulatory Commission, national restrictions on technology transfer, and import, export and customs regulations. From time to time, other federal agencies and congressional committees have indicated an interest in implementing further regulation of biotechnology applications. We are not able to predict whether any such regulations will be adopted or whether, if adopted, such regulations will apply to our business, or whether we or our collaborators would be able to comply with any applicable regulations.

Failure to obtain regulatory approval in foreign jurisdictions will prevent us from marketing our products abroad.

We intend to market our products in international markets. In order to market our products in the European Union and many other foreign jurisdictions, we must obtain separate regulatory approvals. The approval procedure varies among countries and can involve additional testing, and the time required to obtain approval may differ from that required to obtain FDA approval. The foreign regulatory approval process may include all of the risks associated with obtaining FDA approval. We may not obtain foreign regulatory approvals on a timely basis, if at all. Approval by the FDA does not ensure approval by regulatory authorities in other countries, and approval by one foreign regulatory authority does not ensure approval by regulatory authorities in other foreign countries or by the FDA. We may not be able to file for regulatory approvals and may not receive necessary approvals to commercialize our products in any market.

We are subject to uncertainty relating to health care reform measures and reimbursement policies which, if not favorable to our product candidates, could hinder or prevent our product candidates’ commercial success.

The continuing efforts of the government, insurance companies, managed care organizations and other payors of health care costs to contain or reduce costs of health care may adversely affect:

•	our ability to generate revenues and achieve profitability;

•	the future revenues and profitability of our potential customers, suppliers and collaborators; and

•	the availability of capital.

In certain foreign markets, the pricing of prescription pharmaceuticals is subject to government control. In the United States, given recent federal and state government initiatives directed at lowering the total cost of health care, the U.S. Congress and state legislatures will likely continue to focus on health care reform, the cost of prescription pharmaceuticals and on the reform of the Medicare and Medicaid systems. For example, legislation was enacted on December 8, 2003, which provides a new Medicare prescription drug benefit beginning in 2006 and mandates other reforms. While we cannot predict the full effects of the implementation of this new legislation or whether any legislative or regulatory proposals affecting our business will be adopted, the implementation of this legislation or announcement or adoption of these proposals could have a material and adverse effect on our business, financial condition and results of operations.

Our ability to commercialize our product candidates successfully will depend in part on the extent to which governmental authorities, private health insurers and other organizations establish appropriate reimbursement levels for the cost of our products and related treatments. Third-party payors are increasingly challenging the prices charged for medical products and services. Also, the trend toward managed health care in the United States, which could significantly influence the purchase of health care services and products, as well as legislative proposals to reform health care or reduce government insurance programs, may result in lower prices for our product candidates or exclusion of our product candidates from reimbursement programs. The cost containment measures that health care payors and providers are instituting and the effect of any health care reform could materially and adversely affect our results of operations.

If physicians and patients do not accept the products that we may develop, our ability to generate product revenue in the future will be adversely affected.

The product candidates that we may develop may not gain market acceptance among physicians, healthcare payors, patients and the medical community which will adversely affect our ability to generate revenue. Market acceptance of and demand for any product that we may develop will depend on many factors, including:

•	our ability to provide acceptable evidence of safety and efficacy;

•	convenience and ease of administration;

•	prevalence and severity of adverse side effects;

•	availability of alternative treatments or diagnostic tests;

•	cost effectiveness;

•	effectiveness of our marketing strategy and the pricing of any product that we may develop;

•	publicity concerning our products or competitive products; and

•	our ability to obtain third-party coverage or reimbursement.

We face the risk of product liability claims and may not be able to obtain insurance.

Our business exposes us to the risk of product liability claims that is inherent in the testing, manufacturing, and marketing of drugs and related devices. Although we will obtain product liability and clinical trial liability insurance when appropriate, this insurance is subject to deductibles and coverage limitations. We may not be able to obtain or maintain adequate protection against potential liabilities. In addition, if any of our product candidates are approved for marketing, we may seek additional insurance coverage. If we are unable to obtain insurance at acceptable cost or on acceptable terms with adequate coverage or otherwise protect against potential product liability claims, we will be exposed to significant liabilities, which may harm our business. These liabilities could prevent or interfere with our product commercialization efforts. Defending a suit, regardless of merit, could be costly, could divert management attention and might result in adverse publicity or reduced acceptance of our products in the market.

We cannot be certain we will be able to obtain patent protection to protect our product candidates and technology.

We cannot be certain that any patent or patents will be issued based on the pending provisional patent application we recently filed. If a third party has also filed a patent application relating to an invention claimed by us or our licensors, we may be required to participate in an interference proceeding declared by the U.S. Patent and Trademark Office to determine priority of invention, which could result in substantial uncertainties and cost for us, even if the eventual outcome is favorable to us. The degree of future protection for our proprietary rights is uncertain. For example:

•	we or our licensors might not have been the first to make the inventions covered by our pending or future patent applications;

•	we or our licensors might not have been the first to file patent applications for these inventions;

•	others may independently develop similar or alternative technologies or duplicate any of our technologies;

•
it is possible that our patent applications will not result in an issued patent or patents, or that the scope of protection granted by any patents arising from our patent applications will be significantly narrower than expected;

•
any patents under which we hold ultimate rights may not provide us with a basis for commercially-viable products, may not provide us with any competitive advantages or may be challenged by third parties as not infringed, invalid, or unenforceable under United States or foreign laws;

•	any patent issued to us in the future or under which we hold rights may not be valid or enforceable; or

•
we may develop additional proprietary technologies that are not patentable and which may not be adequately protected through trade secrets; for example if a competitor independently develops duplicative, similar, or alternative technologies.

If we are not able to protect and control our unpatented trade secrets, know-how and other technological innovation, we may suffer competitive harm.

We also rely on proprietary trade secrets and unpatented know-how to protect our research and development activities, particularly when we do not believe that patent protection is appropriate or available. However, trade secrets are difficult to protect. We will attempt to protect our trade secrets and unpatented know-how by requiring our employees, consultants and advisors to execute a confidentiality and non-use agreement. We cannot guarantee that these agreements will provide meaningful protection, that these agreements will not be breached, that we will have an adequate remedy for any such breach, or that our trade secrets will not otherwise become known or independently developed by a third party. Our trade secrets, and those of our present or future collaborators that we utilize by agreement, may become known or may be independently discovered by others, which could adversely affect the competitive position of our product candidates.

We may incur substantial costs enforcing our patents, defending against third-party patents, invalidating third-party patents or licensing third-party intellectual property, as a result of litigation or other proceedings relating to patent and other intellectual property rights.

We may not have rights under some patents or patent applications that may cover technologies that we use in our research, drug targets that we select, or product candidates that we seek to develop and commercialize. Third parties may own or control these patents and patent applications in the United States and abroad. These third parties could bring claims against us or our collaborators that would cause us to incur substantial expenses and, if successful against us, could cause us to pay substantial damages. Further, if a patent infringement suit were brought against us or our collaborators, we or they could be forced to stop or delay research, development, manufacturing or sales of the product or product candidate that is the subject of the suit. We or our collaborators therefore may choose to seek, or be required to seek, a license from the third-party and would most likely be required to pay license fees or royalties or both. These licenses may not be available on acceptable terms, or at all. Even if we or our collaborators were able to obtain a license, the rights may be nonexclusive, which would give our competitors access to the same intellectual property. Ultimately, we could be prevented from commercializing a product, or forced to cease some aspect of our business operations, as a result of patent infringement claims, which could harm our business.

There has been substantial litigation and other proceedings regarding patent and other intellectual property rights in the pharmaceutical and biotechnology industries. Although we are not currently a party to any patent litigation or any other adversarial proceeding, including any interference proceeding declared before the United States Patent and Trademark Office, regarding intellectual property rights with respect to our products and technology, we may become so in the future. We are not currently aware of any actual or potential third party infringement claim involving our products. The cost to us of any patent litigation or other proceeding, even if resolved in our favor, could be substantial. The outcome of patent litigation is subject to uncertainties that cannot be adequately quantified in advance, including the demeanor and credibility of witnesses and the identity of the adverse party, especially in biotechnology related patent cases that may turn on the testimony of experts as to technical facts upon which experts may reasonably disagree. Some of our competitors may be able to sustain the costs of such litigation or proceedings more effectively than we can because of their substantially greater financial resources. If a patent or other proceeding is resolved against us, we may be enjoined from researching, developing, manufacturing or commercializing our products without a license from the other party and we may be held liable for significant damages. We may not be able to obtain any required license on commercially acceptable terms or at all.

Uncertainties resulting from the initiation and continuation of patent litigation or other proceedings could harm our ability to compete in the marketplace. Patent litigation and other proceedings may also absorb significant management time.

If our products were derived from tissue or other samples from a patient without the patient’s consent, we could be forced to pay royalties or cease selling our products.

An essential component of our business is our ability to obtain well-characterized tissue and other samples from patients. To that end, we are negotiating an agreement with the Institute of Pathology at the University of Regensburg in Germany to collect samples of stomach, breast, prostate, and ovarian cancers for biomarker discovery programs focused on these cancers. Although we believe that all necessary consents will be obtained from any patient who donates samples for our research purposes, there is a risk that, without our knowledge and through inadvertence, neglect, or willful misconduct, proper consents will not be obtained from all patients. There is also a risk that the consents of some or all of the patients will not be enforceable. If a patient does not give a proper consent and we develop a product using a sample obtained from him or her, we could be forced to pay royalties or to cease selling that product.

If we are unable to protect our intellectual property rights, our competitors may develop and market products with similar features that may reduce demand for our potential products.

The following factors are important to our success:

•	receiving patent protection for our product candidates;

•	preventing others from infringing our intellectual property rights; and

•	maintaining our patent rights and trade secrets.

We will be able to protect our intellectual property rights in patents and trade secrets from unauthorized use by third parties only to the extent that such intellectual property rights are covered by valid and enforceable patents or are effectively maintained as trade secrets.

To date, we have sought to protect our proprietary position by filing a U.S. provisional patent application related to inventions that form the basis of our research arrangements with the NIH and potential pipeline of future products. We anticipate that we will apply for further patents based on our ongoing research. Because issues of patentability involve complex legal and factual questions, the issuance, scope and enforceability of patents cannot be predicted with certainty. Patents, if issued, may be challenged, invalidated or circumvented. U.S. patents and patent applications may also be subject to interference proceedings, and U.S. patents may be subject to reexamination proceedings in the U.S. Patent and Trademark Office and foreign patents may be subject to opposition or comparable proceedings in corresponding foreign patent offices, which proceedings could result in either loss of the patent or denial of the patent application or loss or reduction in the scope of one or more of the claims of the patent or patent application. In addition, such interference, reexamination and opposition proceedings may be costly. Thus, any patents that we own or license from others may not provide any protection against competitors. Furthermore, an adverse decision in an interference proceeding can result in a third-party receiving the patent rights sought by us, which in turn could affect our ability to market a potential product to which that patent filing was directed. Our pending patent applications, those that we may file in the future, or those that we may license from third parties may not result in patents being issued. If issued, they may not provide us with proprietary protection or competitive advantages against competitors with similar technology. Furthermore, others may independently develop similar technologies or duplicate any technology that we have developed. Many countries, including certain countries in Europe, have compulsory licensing laws under which a patent owner may be compelled to grant licenses to third parties. For example, compulsory licenses may be required in cases where the patent owner has failed to “work” the invention in that country, or the third-party has patented improvements. In addition, many countries limit the enforceability of patents against government agencies or government contractors. In these countries, the patent owner may have limited remedies, which could materially diminish the value of the patent. Moreover, the legal systems of certain countries, particularly certain developing countries, do not favor the aggressive enforcement of patent and other intellectual property protection which makes it difficult to stop infringement.

In addition, our ability to enforce our patent rights depends on our ability to detect infringement. It is difficult to detect infringers who do not advertise the compounds that are used in their products. Any litigation to enforce or defend our patent rights, even if we prevail, could be costly and time-consuming and would divert the attention of management and key personnel from business operations.

We will also rely on trade secrets, know-how and technology, which are not protected by patents, to maintain our competitive position. We will seek to protect this information by entering into confidentiality agreements with parties that have access to it, such as strategic partners, collaborators, employees and consultants. Any of these parties may breach these agreements and disclose our confidential information or our competitors might learn of the information in some other way. If any trade secret, know-how or other technology not protected by a patent were disclosed to, or independently developed by, a competitor, our business, financial condition and results of operations could be materially adversely affected.

If our third-party manufacturers’ facilities do not follow current good manufacturing practices, our product development and commercialization efforts may be harmed.

There are a limited number of manufacturers that operate under the FDA’s and European Union’s good manufacturing practices regulations and are capable of manufacturing products. Third-party manufacturers may encounter difficulties in achieving quality control and quality assurance and may experience shortages of qualified personnel. A failure of third-party manufacturers to follow current good manufacturing practices or other regulatory requirements and to document their adherence to such practices may lead to significant delays in the availability of products for commercial use or clinical study, the termination of, or hold on, a clinical study, or may delay or prevent filing or approval of marketing applications for our products. In addition we could be subject to sanctions being imposed on us, including fines, injunctions and civil penalties. Changing manufacturers may require additional clinical trials and the revalidation of the manufacturing process and procedures in accordance with FDA mandated current good manufacturing practices and will require FDA approval. This revalidation may be costly and time consuming. If we are unable to arrange for third-party manufacturing of our products, or to do so on commercially reasonable terms, we may not be able to complete development or marketing of our products.

If we fail to obtain an adequate level of reimbursement for our products by third-party payors, there may be no commercially viable markets for our products or the markets may be much smaller than expected.

The availability and levels of reimbursement by governmental and other third-party payors affect the market for our products. The efficacy, safety and cost-effectiveness of our products as well as the efficacy, safety and cost-effectiveness of any competing products will determine the availability and level of reimbursement. These third-party payors continually attempt to contain or reduce the costs of healthcare by challenging the prices charged for healthcare products and services. In certain countries, particularly the countries of the European Union, the pricing of prescription pharmaceuticals is subject to governmental control. In these countries, pricing negotiations with governmental authorities can take six to twelve months or longer after the receipt of regulatory marketing approval for a product. To obtain reimbursement or pricing approval in some countries, we may be required to conduct clinical trials that compare the cost-effectiveness of our products to other available therapies. If reimbursement for our products is unavailable or limited in scope or amount or if pricing is set at unsatisfactory levels, our revenues would be reduced.

Another development that may affect the pricing of drugs is regulatory action regarding drug reimportation into the United States. The Medicare Prescription Drug, Improvement and Modernization Act of 2003, which became law in December 2003, requires the Secretary of the U.S. Department of Health and Human Services to promulgate regulations allowing drug reimportation from Canada into the United States under certain circumstances. These provisions will become effective only if the Secretary certifies that such imports will pose no additional risk to the public’s health and safety and result in significant cost savings to consumers. To date, the Secretary has made no such finding, but he could do so in the future. Proponents of drug reimportation may also attempt to pass legislation that would remove the requirement for the Secretary’s certification or allow reimportation under circumstances beyond those anticipated under current law. If legislation is enacted, or regulations issued, allowing the reimportation of drugs, it could decrease the reimbursement we would receive for any products that we may commercialize, negatively affecting our anticipated revenues and prospects for profitability.

RISKS RELATED TO CAPITAL STRUCTURE

There is no assurance of an established public trading market, which would adversely affect the ability of our investors to sell their securities in the public market.

Although our common stock is registered under the Exchange Act, our common stock is not and has never been publicly traded. As such, a regular trading market for the securities does not yet exist and may not exist or be sustained in the future. The Company intends to seek a listing on the OTC Bulletin Board. No assurance can be given that such listing will be obtained or the timing of the listing. Even if such listing is obtained, the NASD has enacted recent changes that limit quotations on the OTC Bulletin Board to securities of issuers that are current in their reports filed with the Securities and Exchange Commission. The effect on the OTC Bulletin Board of these rule changes and other proposed changes cannot be determined at this time. The OTC Bulletin Board is an inter-dealer, over-the-counter market that provides significantly less liquidity than the NASD’s automated quotation system (the “NASDAQ Stock Market”). Quotes for stocks included on the OTC Bulletin Board are not listed in the financial sections of newspapers as are those for the NASDAQ Stock Market. Therefore, prices for securities traded solely on the OTC Bulletin Board may be difficult to obtain and holders of common stock may be unable to resell their securities at or near their original offering price or at any price. Market prices for our common stock will be influenced by a number of factors, including:

•	the issuance of new equity securities pursuant to a future offering or acquisition;

•	changes in interest rates;

•	competitive developments, including announcements by competitors of new products or services or significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

•	variations in quarterly operating results;

•	changes in financial estimates by securities analysts;

•	the depth and liquidity of the market for our common stock;

•	investor perceptions of our company and the medical device industry generally; and

•	general economic and other national conditions.

Shares eligible for future sale may adversely affect the market price of our common stock, as the future sale of a substantial amount of outstanding stock in the public marketplace could reduce the price of our common stock.

The former stockholder of Lixte who received shares of our stock in the Reverse Merger will be eligible to sell all or some of his shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”), commencing one year after the Reverse Merger, subject to certain limitations. In general, pursuant to Rule 144, a stockholder (or stockholders whose shares are aggregated) who has satisfied a one-year holding period may, under certain circumstances, sell within any three-month period a number of securities which does not exceed the greater of 1% of the then outstanding shares of common stock or the average weekly trading volume of the class during the four calendar weeks prior to such sale if the shares are listed on a national exchange or on NASDAQ. Rule 144 also permits, under certain circumstances, the sale of securities, without any limitations, by a non-affiliate that has satisfied a two-year holding period. Additionally, we have agreed to file a registration statement covering the resale of shares issued in this offering and the shares owned by the shareholders of SRKP 7, Inc. immediately prior to the Reverse Merger. Any substantial sale of common stock pursuant to any resale registration statement or Rule 144 may have an adverse effect on the market price of our common stock by creating an excessive supply.

Our common stock is considered a “penny stock” and may be difficult to sell.

Our common stock is considered to be a “penny stock” since it meets one or more of the definitions in Rules 15g-2 through 15g-6 promulgated under Section 15(g) of the Exchange Act. These include but are not limited to the following: (i) the stock trades at a price less than $5.00 per share; (ii) it is NOT traded on a “recognized” national exchange; (iii) it is NOT quoted on the NASDAQ Stock Market, or even if so, has a price less than $5.00 per share; or (iv) it is issued by a company with net tangible assets less than $2.0 million, if in business more than a continuous three years, or with average revenues of less than $6.0 million for the past three years. The principal result or effect of being designated a “penny stock” is that securities broker-dealers cannot recommend the stock but must trade in it on an unsolicited basis.

Additionally, Section 15(g) of the Exchange Act and Rule 15g-2 promulgated thereunder by the SEC require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor’s account.

Potential investors in our common stock are urged to obtain and read such disclosure carefully before purchasing any shares that are deemed to be “penny stock.” Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for holders of our common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

Our principal stockholder has significant influence over our company.

As a result of the Reverse Merger, John Kovach, our principal stockholder, will beneficially own approximately 69.10% of our outstanding voting stock after giving effect to this offering (assuming the maximum amount of the Private Placement is achieved). As a result, John Kovach possesses significant influence, giving him the ability, among other things, to elect all of the members of the Board of Directors and to approve significant corporate transactions. Such stock ownership and control may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us.

If we fail to maintain effective internal controls over financial reporting, the price of our common stock may be adversely affected.

Our internal control over financial reporting may have weaknesses and conditions that need to be addressed, the disclosure of which may have an adverse impact on the price of our common stock. We are required to establish and maintain appropriate internal controls over financial reporting. Failure to establish those controls, or any failure of those controls once established, could adversely impact our public disclosures regarding our business, financial condition or results of operations. In addition, management’s assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting, disclosure of management’s assessment of our internal controls over financial reporting or disclosure of our public accounting firm’s attestation to or report on management’s assessment of our internal controls over financial reporting may have an adverse impact on the price of our common stock.

Standards for compliance with Section 404 of the Sarbanes-Oxley Act of 2002 are uncertain, and if we fail to comply in a timely manner, our business could be harmed and our stock price could decline.

Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require annual assessment of our internal control over financial reporting, and attestation of our assessment by our independent registered public accountants. On September 22, 2005, the SEC extended the compliance dates for non-accelerated filers, as defined by the SEC, by one year. Accordingly, we believe that this requirement will first apply to our annual report for fiscal 2008. The standards that must be met for management to assess the internal control over financial reporting as effective are new and complex, and require significant documentation, testing and possible remediation to meet the detailed standards. We may encounter problems or delays in completing activities necessary to make an assessment of our internal control over financial reporting. In addition, the attestation process by our independent registered public accountants is new and we may encounter problems or delays in completing the implementation of any requested improvements and receiving an attestation of our assessment by our independent registered public accountants. If we cannot assess our internal control over financial reporting as effective, or our independent registered public accountants are unable to provide an unqualified attestation report on such assessment, investor confidence and share value may be negatively impacted.

We do not foresee paying cash dividends in the foreseeable future.

We have not paid cash dividends on our stock and do not plan to pay cash dividends on our common stock in the foreseeable future.

We may receive less than the maximum amount in the Private Placement.

As of the June 30, 2006 the Initial Private Placement grossed $657,299 in proceeds. To the extent that less than the maximum amount of the Private Placement is raised, the Company may not have sufficient funds to implement its business plan.

DESCRIPTION OF SECURITIES

We are authorized to issue 100,000,000 shares of Common Stock, par value $.0001 par value per share 10,000,000 shares of preferred stock, par value $.0001 per share, of which no shares are currently issued and outstanding. The preferred stock may be issued in one or more series and our Board of Directors, without further approval from its stockholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights, liquidation preferences and other rights and restrictions relating to any series. Issuances of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of our common stock.

Market Price of Our Common Stock

As of the date of this Report, there is no trading of our capital stock on any publicly traded market. Even if such stock becomes publicly tradable, the price of our common stock will likely fluctuate in the future. The stock market in general has experienced extreme stock price fluctuations in the past few years. In some cases, these fluctuations have been unrelated to the operating performance of the affected companies. Many companies have experienced dramatic volatility in the market prices of their common stock. We believe that a number of factors, both within and outside our control, could cause the price of our common stock to fluctuate, perhaps substantially. Factors such as the following could have a significant adverse impact on the market price of its common stock:

•	Our ability to obtain additional financing and, if available, the terms and conditions of the financing;

•	Our financial position and results of operations;

•	Concern as to, or other evidence of, the safety or efficacy of any future proposed products and services or our competitors’ products and services;

•	Announcements of technological innovations or new products or services by us or our competitors;

•	U.S. and foreign governmental regulatory actions;

•	The development of litigation against us;

•	Period-to-period fluctuations in our operating results;

•	Changes in estimates of our performance by any securities analysts;

•	Possible regulatory requirements on our business;

•	The issuance of new equity securities pursuant to a future offering;

•	Changes in interest rates;

•	Competitive developments, including announcements by competitors of new products or services or significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

•	Variations in quarterly operating results;

•	Change in financial estimates by securities analysts;

•	The depth and liquidity of the market for our common stock;

•	Investor perceptions of us; and

•	General economic and other national conditions.

Delaware Anti-Takeover Law and Charter and Bylaw Provisions

We are subject to Section 203 of the Delaware General Corporation Law. This provision generally prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date the stockholder became an interested stockholder, unless:

•	prior to such date, the Board of Directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
on or subsequent to such date, the business combination is approved by the Board of Directors and authorized at an annual meeting or special meeting of stockholders and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•
any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of a corporation, or an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of a corporation at any time within three years prior to the time of determination of interested stockholder status; and any entity or person affiliated with or controlling or controlled by such entity or person.

Our certificate of incorporation and bylaws contain provisions that could have the effect of discouraging potential acquisition proposals or making a tender offer or delaying or preventing a change in control of us, including changes a stockholder might consider favorable. These provisions include authorization for the issuance of up to 10,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by our Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the common stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company.

Such provisions may have the effect of discouraging a third-party from acquiring us, even if doing so would be beneficial to our stockholders. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by them, and to discourage some types of transactions that may involve an actual or threatened change in control of our company. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage some tactics that may be used in proxy fights. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company outweigh the disadvantages of discouraging such proposals because, among other things, negotiation of such proposals could result in an improvement of their terms. However, these provisions could have the effect of discouraging others from making tender offers for our shares that could result from actual or rumored takeover attempts. These provisions also may have the effect of preventing changes in our management.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Immediately following the completion of the Exchange, all of the existing members of the Company’s board of directors and all of its executive officers resigned and new appointees comprised the Company’s board of directors as set forth in Item 5.01 of this Current Report on Form 8-K, which is incorporated by reference into this Item 5.02.

Item 8.01 Other Events

As a result of the Exchange, the Company has moved its principal executive offices to 248 Route 25A, No. 2, East Setauket, New York 11733.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements of Lixte required by Rule 3-05(b) of Regulation S-X are herewith filed.

(b) Exhibits.

2.1	Share Exchange Agreement dated as of June 8, 2006 among the Company, John S. Kovach and Lixte Biotechnology, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SRKP 7, INC.

Date: July 7, 2006	By:	/s/ John S. Kovach
John S. Kovach, Chairman of the Board and Chief Executive Officer (principal executive officer)

EXHIBIT INDEX

Exhibit No.	Description
2.1	Share Exchange Agreement dated as of June 8, 2006 among the Company, John S. Kovach, Lixte Biotechnology, Inc.

AJ. ROBBINS, PC
CERTIFIED PUBLIC ACCOUNTANTS
216 SIXTEENTH STREET
SUITE 600
DENVER, COLORADO 80206

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Lixte Biotechnology, Inc.
East Setauket, NY

We have audited the accompanying balance sheet of Lixte Biotechnology, Inc. (a development stage company) as of December 31, 2005, and the related statements of operations, changes in stockholder’s equity (deficit), and cash flows for the period from August 9, 2005 (inception) to December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lixte Biotechnology, Inc. as of December 31, 2005, and the results of its operations and its cash flows for the period from August 9, 2005 (inception) to December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in the development stage and has not commenced operations. Its ability to continue as a going concern is dependent upon its ability to develop additional sources of capital, locate and complete a merger with another company and ultimately achieve profitable operations. These conditions raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

AJ. ROBBINS, PC
CERTIFIED PUBLIC ACCOUNTANTS

Denver, Colorado
February 27, 2006

LIXTE BIOTECHNOLOGY, INC.
(A Development Stage Company)
BALANCE SHEETS

ASSETS
	March 31,	December 31,
	2006	2005
	(Unaudited)

CURRENT ASSETS:
Cash	$10,403	$4,946

EQUIPMENT, net	1,149	1,026

	$11,552	$5,972

LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIT)

LIABILITIES:
Accounts Payable	$1,850	$14,650
Due to Stockholder	76,426	5,946

Total Current Liabilities	78,276	20,596

COMMITMENTS AND CONTINGENCIES

STOCKHOLDER’S EQUITY (DEFICIT):
Common stock, no par value, 1,500 shares authorized; 1,500 shares issued and outstanding	1,500	1,500
(Deficit) accumulated during development stage	(68,224)	(16,124)

Total Stockholder’s Equity (Deficit)	(66,724)	(14,624)

	$11,552	$5,972

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

LIXTE BIOTECHNOLOGY, INC.
(A Development Stage Company)
STATEMENTS OF OPERATIONS

	For the Three Months Ended March 31, 2006	For the Period From August 9, 2005 to December 31, 2005		Cumulative from August 9, 2005 (Inception) To March 31 2006
	(Unaudited)			(Unaudited)

REVENUE	$ ---	$	---	$ ---

EXPENSES	52,100		16,124	68,224

NET (LOSS)	$(52,100)		$(16,124)	$(68,224)

NET (LOSS) PER COMMON SHARE - BASIC	$(34.73)		$(10.75)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	1,500		1,500

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

LIXTE BIOTECHNOLOGY, INC.
(A Development Stage Company)
STATEMENTS OF CHANGES IN STOCKHOLDER’S EQUITY
FOR THE PEROD FROM AUGUST 9, 2005 (INCEPTION)
TO DECEMBER 31, 2005 AND
FOR THE THREE MONTHS ENDED MARCH 31, 2006 (Unaudited)

	Common Stock
	Shares	Amount		(Deficit) Accumulated During Development Stage		Total Stockholder’s Equity (Deficit)

Balances, August 9, 2005	---	$	---	$	---	$	---

Sale of common stock on October 3, 2005 at $1.00 per share	1,500		1,500		-		1,500
Net (loss)	---		---		(16,124)		(16,124)

Balances, December 31,2005	1,500		1,500		(16,124)		(14,624)

Net (loss) for the period	---		---		(52,100)		(52,100)

Balances, March 31, 2006 (Unaudited)	1,500		$1,500		$(68,224)		$(66,724)

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

LIXTE BIOTECHNOLOGY, INC.
(A Development Stage Company)
STATEMENTS OF CASH FLOWS

			Cumulative
			from
			August 9,
			2005
	For the Three	For the Period	(Inception)
	Months Ended	From August 9,	To
	March 31,	2005 To	March 31,
	2006	December 31, 2005	2006
	(Unaudited)		(Unaudited)

CASH FLOWS FROM (TO) OPERATING ACTIVITIES:
Net (loss)	$(52,100)	$(16,124)	$(68,224)
Adjustments to reconcile net (loss) to net cash (used in) operating activities:
Depreciation	115	113	228
Changes in :
Accounts payable	(12,800)	14,650	1,850

Net Cash (Used in) Operating Activities	(64,785)	(1,361)	(66,146)

CASH FLOWS FROM (TO) INVESTING ACTIVITIES:
Purchase of equipment	(238)	(1,139)	(1,377)

Net Cash (Used in) Investing Activities	(238)	(1,139)	(1,377)

CASH FLOWS FROM (TO) FINANCING ACTIVITIES:
Common stock issued for cash	---	1,500	1,500
Advances from stockholder	70,480	5,946	76,426

Net Cash Provided by Financing Activities	70,480	7,446	77,926

NET CHANGE IN CASH	5,457	4,946	10,403

CASH BEGINNING	4,946	---	---

CASH ENDING	$10,403	$4,946	$10,403

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

LIXTE BIOTECHNOLOGY, INC.
(A Development Stage Company)
STATEMENTS OF CASH FLOWS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

History
Lixte Biotechnology, Inc. (“the Company”), a development stage company, was organized under the laws of the State of Delaware on August 9, 2005. The Company is in the development stage as defined in Financial Accounting Standards Board Statement No. 7. The fiscal year end is December 31.

In April 2006, the Company changed its name to Lixte Biotechnology, Inc.

Going Concern and Plan of Operation
The Company’s financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company is in the development stage and has not earned any revenues from operations to date, which raises substantial doubt about its ability to continue as a going concern.

The Company’s ability to continue as a going concern is dependent upon its ability to develop additional sources of capital, and ultimately achieve profitable operations. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties.

The Company is currently devoting its efforts to research and development related to specific cancer biomarkers for early detection, estimation of prognosis, monitoring response to treatment, and development of targeted therapeutic agents. The Company is seeking to exploit this opportunity through execution of its business plan and the development of related patents.

Income Taxes
The Company uses the liability method of accounting for income taxes pursuant to Statement of Financial Accounting Standards No. 109. Under this method, deferred income taxes are recorded to reflect the tax consequences in future years of temporary differences between the tax basis of the assets and liabilities and their financial amounts at year end.

For federal income tax purposes, substantially all expenses must be deferred until the Company commences business and then they may be written off over 60-month period. These expenses will not be deducted for tax purposes and will represent a deferred tax asset. The Company will provide a valuation allowance in the full amount of the deferred tax asset since there is not assurance of future taxable income. Tax deductible losses can be earned forward for 20 years until utilized.

Cash and Cash Equivalents
Cash and cash equivalents consist primarily of cash in banks and highly liquid investments with original maturities of 90 days or less.

LIXTE BIOTECHNOLOGY, INC.
(A Development Stage Company)
STATEMENTS OF CASH FLOWS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Equipment
Equipment is recorded at cost. Depreciation expense is provided on a straight-line basis using estimated useful lives of 3 years. Depreciation expense was $115 and $113 for the periods ended March 31, 2006 and December 31, 2005, respectively. Maintenance and repairs are charged to expense as incurred. When assets are retired or otherwise disposed of, the property accounts are relieved of costs and accumulated depreciation and any resulting gain or loss is credited or charged to operations.

Concentrations of Credit Risk
The Company maintains all cash in deposit accounts, which at times may exceed federally insured limits. The Company has not experienced a loss in such accounts.

Earnings Per Common Share
Earnings per common share is computed based upon the weighted average number of common shares outstanding during the period. Diluted earnings per share consists of weighted average number of common shares outstanding plus the dilutive effects of options and warrants calculated using the treasury stock method. In loss periods, dilutive common equivalent shares are excluded as the effect would be anti-dilutive.

Use of Estimates in the Preparation of Financial Statements
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of asset and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates and assumptions.

Recently Issued Accounting Pronouncements
The Company has adopted all recently issued accounting pronouncements. The adoption of the accounting pronouncements is not anticipated to have a material effect on the operations of the Company.
.
NOTE 2 - EQUIPMENT

Equipment consists of the following at:
	March 31, 2006	December 31, 2005
Office equipment	$1,158	$920
Software	219	219

Total	1,377	1,139

Less accumulated depreciation	(228)	(113)

	$1,149	$1,026

LIXTE BIOTECHNOLOGY, INC.
(A Development Stage Company)
STATEMENTS OF CASH FLOWS

NOTE 3 - STOCKHOLDER’S EQUITY

During October 2005, the Company issued 1,500 shares of its common stock to one investor for $1,500.

NOTE 4 - RELATED PARTY TRANSACTIONS

 Most office services are provided without charge by the president. Such costs are immaterial to the financial statements and accordingly, have not been reflected therein. The officer and director of the Company is involved in other business activities and may, in the future, become involved in other business opportunities that become available, such person may face a conflict in selecting between the Company and his other business interests. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 5 - DUE TO STOCKHOLDER

Since inception, a stockholder advanced the Company $76,426 to pay for operating expenses. These funds have been advanced interest free.